CONVERTIBLE PROMISSORY NOTE

US $55,000	January 13, 2014

For good and valuable consideration, Myriad Interactive Media, Inc., a Delaware corporation, ("Maker"), hereby makes and delivers this Promissory Note and Security Agreement (this "Note") in favor of Eckart Keil, ("Holder"), and hereby agrees as follows:

1.                   Principal Obligation and Interest. For value received, Maker promises to pay to Holder at such place as Holder may designate in writing, in currently available funds of the United States, the principal sum of Fifty-Five Thou sand U.S. DOLLARS. Maker’s obligation under this Note shall accrue interest at the rate of one percent (1.0%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed.

2.                   Payment Terms.

All principal and interest owing hereunder shall be due and payable on or before July 13, 2014

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

3.                   Conversion. Holder shall have the right at any time to convert all or any pa1t of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of common stock of the Maker, at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"). The number of shares of common stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion given by Holder (the "Notice of Conversion"), delivered to the Maker by the Holder on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

The Conversion Price shall be:

a.                   At time on or before 30 days from the date of this Note, sixty-five percent (65%) of the Market Price (as defined herein),

b.                   At time on or before 60 days from the date of this Note, seventy percent (70%) of the Market Price (as defined herein) , and

c.                    At time on or before 180 days from the date of this Note, seventy-five percent (75%) of the Market Price (as defined herein).

d.                   At time on or afterl80 days from the date of this Note, eighty percent (80%) of the Market Price (as defined herein).

"Market Price" means the average of the Trading Prices (as defined below) for the Maker's common stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means the closing share price on the Over-the-Counter Bulletin Board , or applicable trading market (the "OTCBB") as reported by a reliable reporting service ("Reporting Service") mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing share price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing share price of such security is available in any of the foregoing manners, the average of the closing share prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Maker and the Holder. "Trading Day" shall mean any day on which the Maker's common stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Maker 's common stock is then being traded.

4.                   Representations and Warranties of Maker. Maker hereby represents and wan-ants the following to Holder:

a.                   Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.                   The execution of this Note and Maker's compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder.

5.                   Defaults. The following shall be events of default under this Note:

a.                   Maker's failure to remit any payment under this Note on before the date due, i f such failure is not cured in full within five (5) days of written notice of default;

b.                   Maker's failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (I0) days following delivery of written notice thereof from Holder to Maker ;

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c.                    If Maker is dissolved, whether pursuant to any applicable a1ticles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d.                   The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its prope1ty, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days;

e.                    Maker 's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceeding s against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become du e, or the taking of co1porate action by the Maker in furtherance of any such action; or

6.                   Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following right s and remedies:

a.                   Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.                   Pursue any other rights or remedies available to Holder at law or in equity.

7.                   Choice of Laws. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State.

8.                   Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default , Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys ' fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note.

9.                   Miscellaneous.

a.                   This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

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b.                   Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.                    Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.                   This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.                    Maker and Holder acknowledge that they have consulted with or have had the opportunity to consult with independent legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

f.                    Time is of the essence.

g.                   In the event that shares are conve11ed, they will automatically be deemed as free trading shares 6 months from the date of this note.

10.                Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All pai1ies hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewal s, extensions, modifications or waivers of the ti me for or the terms of payment of an y sum or sums due hereunder, or under any documents or instrument s relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof. Any such action taken by Holder shall not discharge the liability of any party to this Note.

I N WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

"Maker": MYRIAD INTERACTIVE MEDIA, INC.

By: /s/ Derek Ivany

Derek Ivany, President

“Holder”: ECKART KEIL

/s/ Eckart Keil

Eckart Keil

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